Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198648

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 13, 2015)

6,840,000 Shares

COMMON STOCK

We are offering up to 6,840,000 shares of our common stock. Our common stock is listed on the NASDAQ Global Market under the symbol RTRX. On March 18, 2015, the last reported sale price of our common stock on the NASDAQ Global Market was $20.17 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents which are incorporated by reference in this prospectus supplement.

	Per Share	Total
Public offering price	$19.00	$129,960,000
Underwriting discounts and commissions(1)	$1.14	$7,797,600

Proceeds, before expenses, to us	$17.86	$122,162,400

(1) We have agreed to reimburse the underwriters for certain FINRA-related expenses. See “Underwriters.”

We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to 1,026,000 additional shares of our common stock on the same terms as set forth above. See “Underwriting” for more information.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on March 24, 2015.

Joint Book-Running Managers

Leerink Partners	Deutsche Bank Securities

Co-Managers
Nomura	JMP Securities

Prospectus Supplement dated March 18, 2015

Neither we, nor any underwriter, has authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by

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reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, as amended, dated March 13, 2015, including the documents incorporated by reference therein, provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Retrophin,” the “Company,” “we,” “us,” “our,” or similar references refer to Retrophin, Inc. and its consolidated subsidiaries.

We have obtained a registered trademark for Retrophin® in the United States. This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain estimates, projections and other information concerning our industry, our business and relevant antiviral markets, including data regarding the estimated size of relevant antiviral markets, patient populations, projected diagnosis rates and the perceptions and preferences of patients and physicians regarding certain therapies, as well as data regarding market research and estimates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances

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may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, our financial statements and the related notes and other documents incorporated by reference to this prospectus supplement and the accompanying prospectus.

Overview

We are a fully integrated biopharmaceutical company with approximately 110 employees headquartered in San Diego, California focused on the development, acquisition and commercialization of therapies for the treatment of serious, catastrophic or rare diseases. We regularly evaluate and, where appropriate, act on opportunities to expand our product pipeline through licenses and acquisitions of products in areas that will serve patients with serious, catastrophic or rare diseases and that we believe offer attractive growth characteristics. During the first quarter of 2014, we completed the acquisition of all of the membership interests of Manchester Pharmaceuticals LLC, a privately-held specialty pharmaceutical company that focuses on treatments for rare diseases. This acquisition expanded our ability to address the special needs of patients with rare diseases. We generated our first sales in March 2014 and our planned principal operations commenced. On May 29, 2014, we entered into a license agreement with Mission Pharmacal Company, a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola® (tiopronin). As a result of this license we added Thiola® to our product line. In July 2014, we amended the license agreement to secure the Canadian marketing rights to Thiola®. During 2014, the Company built a specialty commercial team to launch and commercialize these products.

Our Product Candidates and Marketed Products

The following table summarizes the status of our marketed products, product candidates and preclinical programs.

Recent Developments

On January 12, 2015, we announced the signing of a definitive agreement pursuant to which we acquired the exclusive right to obtain from Asklepion Pharmaceuticals, LLC, or Asklepion, all worldwide rights, titles, and ownership of Cholbam, which is Asklepion’s product containing cholic acid as an active ingredient.

Under the terms of the definitive agreement, we paid Asklepion an upfront payment of $5 million for the exclusive right to acquire Cholbam following its approval by the U.S. Food and Drug Administration, or FDA. On March 17, 2015, the FDA approved Cholbam for the treatment of pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects and for the treatment of patients with peroxisomal disorders (including Zellweger spectrum disorders). As a result of the approval, we will exercise our right to acquire Cholbam and related assets, including a Rare Pediatric Disease Priority Review Voucher, or the Pediatric PRV, also granted to Asklepion by the FDA, in exchange for a onetime cash payment of $27 million, in addition to approximately 661,278 shares of our common stock (initially valued at $9 million at the time of the definitive agreement), which assumes Cholbam received an approval for a cerebrotendinous xanthomatosis, or CTX, indication. We have also agreed to pay Asklepion up to an additional $37 million upon the completion of milestones related to future net revenues associated with Cholbam, and have agreed to pay tiered royalties to Asklepion based on future net revenues associated with Cholbam.

The effectiveness of Cholbam has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. There are approximately 30 patients currently receiving Cholbam through an open label extension of these trials. The estimated incidence of bile acid synthesis disorders due to single enzyme defects is 1 to 9 per million live births. Peroxisomal disorders are believed to affect approximately 1 in 50,000 live births. Cholbam will have seven years market exclusivity in the United States conferred by its designation as an orphan drug.

The Pediatric PRV is a provision that encourages development of new drugs and biologics for the prevention and treatment of rare pediatric diseases. This voucher is designed to be transferable or sold and provides the bearer with an expedited FDA review for any new drug application. The Pediatric PRV will be transferred to us under the original terms of the definitive agreement with Asklepion.

We expect to close this transaction and be able to begin distributing therapy in as few as two to four weeks. Consummation of this transaction is subject to the satisfaction of customary closing conditions, including, among other matters, (i) absence of any law or governmental order prohibiting or preventing the consummation of the transactions contemplated by the definitive agreement, (ii) receipt of certain contractual consents, (iii) the accuracy of the representations and warranties and compliance with the covenants set forth in the definitive agreement, each in all material respects, and (iv) the execution and delivery of specified ancillary agreements.

In the event that we acquire the rights to Cholbam, we believe that it has the potential to strengthen our portfolio of rare disease therapeutics and has the potential to complement our current commercial therapies Chenodal and Thiola, and allow us to leverage our current network of expertise within the bile acid deficiency medical community. Cholbam will have seven years market exclusivity in the United States conferred by its designation as an orphan drug.

Corporate Information

We were incorporated in Delaware in February 2011. Our principal executive offices are located at 12255 El Camino Real, Suite 250, San Diego, California 92130 and our telephone number is (760) 260-8600. We lease 11,397 square feet of office space at our corporate headquarters location in San Diego, California. Additionally, since July 2014, we sublease approximately 13,985 square feet of office space in Cambridge, Massachusetts, which expires on December 31, 2016. We also sublease 4,216 square feet of office space since October 2012, lease approximately 4,000 square feet of office space since October 2013, and lease 7,872 square feet of office space since April 2014 in New York, New York.

Our corporate website address is www.retrophin.com. Information contained on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (a) December 31, 2018, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 in this prospectus supplement as the “JOBS Act,” and references in this prospectus supplement to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

THE OFFERING

Common stock offered by us	6,840,000 shares

Common stock to be outstanding immediately after this offering	32,888,480 shares

Option to purchase additional shares

We have granted the underwriters an option to purchase up to 1,026,000 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We estimate that we will receive net proceeds of approximately $121.7 million (or approximately $140.0 million if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the shares of common stock offered by us in this offering, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering to fund our research and development efforts, acquisitions or investments in additional complementary businesses, products and technologies, and for general corporate purposes, including working capital. See “Use of Proceeds” on page S-11.

Risk factors

You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2014, and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.

NASDAQ Global Market symbol	RTRX

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 26,048,480 shares outstanding as of December 31, 2014, and excludes:

•	4,892,208 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2014, with a weighted-average exercise price of $10.93 per share;

•	3,421,355 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2014, with a weighted-average exercise price of $6.43 per share;

•	691,668 shares of restricted stock outstanding as of December 31, 2014; and

•	1,058,417 shares of common stock reserved for future issuance under our 2014 Incentive Compensation Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 1,026,000 shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management are using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

If you purchase our common stock in this offering, you will experience immediate and substantial dilution in the net tangible book value (deficit) per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value (deficit) per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value (deficit) of the common stock you purchase in this offering. Based on the public offering price of $19.00 per share and our net tangible book value (deficit) as of December 31, 2014 of $(5.08) per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $19.33 per share with respect to the net tangible book value of the common stock, representing the difference between the public offering price and our as adjusted pro forma net tangible book value as of December 31, 2014. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. As a result of the dilution to investors purchasing shares in this offering, if you purchase our common stock in this offering, you may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon any such sale of additional shares if the price at which such shares are sold is higher than the net tangible book value (deficit) per share of our common stock at the time of such sale.

As of December 31, 2014, 4,892,208 shares of common stock were reserved for issuance upon the exercise of options at a weighted-average exercise price of $10.93 per share were outstanding, warrants to purchase 3,421,355 shares of common stock at a weighted-average exercise price of $6.43 were outstanding, and 1,058,417 shares of common stock were reserved for future issuance under our 2014 Incentive Compensation Plan. We also have 691,668 shares of restricted stock outstanding as of December 31, 2014. You will incur dilution upon exercise of any outstanding stock options, upon the exercise of outstanding warrants or upon the issuance of shares of common stock under our stock incentive plans.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Our management has identified internal control deficiencies, which our management believes constitute material weaknesses. Any future material weaknesses or deficiencies in our internal control over financial reporting could harm stockholder and business confidence on our financial reporting, our ability to obtain financing and other aspects of our business.

In connection with the preparation of our audited financial statements for the year ended December 31, 2014, we concluded that a material weakness existed in internal control over financial reporting. Specifically, as of December 31, 2014, our management concluded that the management of and accounting for equity awards and consulting agreements controls were not effective. On February 19, 2015, the our board of directors concluded that as a result of the errors related to such consulting agreements, the financial statements contained in the Company’s Form 10-Q for the three months ended September 30, 2013, or the 2013 Q3 Form 10-Q, and the Company’s Form 10-K for the year ended December 31, 2013, or the 2013 Form 10-K, should no longer be relied upon. We have corrected such errors, including any related disclosures, in our Annual Report on Form 10-K for the year ended December 31, 2014, and we will restate these periods in amendments to the 2013 Q3 Form 10-Q and 2013 Form 10-K, each of which we expect to file after the completion of this offering. We believe that the errors related to such consulting agreements in the Company’s Forms 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 do not cause the financial statements contained therein to be misleading, and therefore such financial statements can still be relied upon. We have has corrected such errors, including any related disclosures, in our Annual Report on Form 10-K, and will restate those quarters in future Form 10-Q filings.

As of December 31, 2014, we carried out an assessment of the effectiveness of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework (2013), updated and reissued by the Committee of Sponsoring Organizations, or the COSO Framework. Based on our evaluation under the COSO Framework, our management concluded that our internal control over financial reporting was not effective as of December 31, 2014. In connection with the above assessment, our management identified a material weakness in the control environment relating to a certain member of senior management who did not demonstrate the appropriate level of control consciousness and, therefore, did not demonstrate a positive tone at the top of the organization and did not observe a diligent process relating to the review and approval of contracts. In addition, our management also identified a material weakness in the control environment relating to the accounting for equity awards.

Additionally, as of December 31, 2013, we had identified certain matters that constituted material weaknesses in our internal controls over financial reporting, including the fact that we (i) have experienced difficulty in generating data in a form and format that facilitates the timely analysis of information needed to produce accurate financial reports, (ii) have experienced difficulty in applying complex accounting and financial reporting and disclosure rules required under GAAP and the SEC reporting regulations, and (iii) have limited segregation of duties. Although we are committed to continuing to improve our internal control processes, and although we will continue to diligently and vigorously review our internal control over financial reporting, any control system, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that its objectives will be met. Management is in the process of taking the steps as outlined in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2014 to remediate the December 31, 2014 material weaknesses. Therefore, we cannot be certain that, in the future, additional material weaknesses or significant deficiencies will not exist or otherwise be discovered. If our efforts to address the weakness identified are not successful, or if other deficiencies occur, these weaknesses or deficiencies could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price and investor confidence or other material effects on our business, reputation, financial condition or liquidity.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. Changes in our stock ownership, including those that result from this or future offerings, could result in an ownership change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards and other pre-change tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

Our ability to consummate the acquisition of Cholbam is subject to satisfaction of customary closing conditions.

Pursuant to a definitive agreement entered into in January 2015, we intend to exercise our exclusive right to obtain from Asklepion all worldwide rights, titles, and ownership of Cholbam. The agreement requires that we make a one-time cash payment of $27 million, in addition to approximately 661,278 shares of our common stock (initially valued at $9 million at the time of the definitive agreement), which assumes Cholbam received an approval for a CTX indication, within 45 days of Asklepion receiving FDA approval of Cholbam; the FDA approved Cholbam on March 17, 2015. We expect this transaction to close in approximately two to four weeks. Our ability to consummate this acquisition is subject to satisfaction of customary closing conditions, including, among other matters, (i) the absence of any law or governmental order prohibiting or preventing the consummation of the transactions contemplated by the definitive agreement, (ii) receipt of certain contractual consents, (iii) the accuracy of the representations and warranties and compliance with the covenants set forth in the definitive agreement, each in all material respects and (iv) the execution and delivery of specified ancillary agreements. Even if all of these conditions are satisfied, we cannot assure you that this transaction will close on our expected timeframe or at all. Failure to complete the acquisition or any delays in completing the acquisition could have an adverse impact on our future business and the trading price of our common stock could be adversely affected.

We may be unable to successfully integrate Cholbam and the related assets to be acquired from Asklepion or any other new products or businesses we may acquire.

Upon the closing of the Cholbam acquisition, if any, we will need to successfully integrate the product and related assets into our business operations. We also intend to expand our product pipeline by pursuing acquisition of additional pharmaceutical products. If an acquisition is consummated, such as the acquisition of Cholbam, the integration of the acquired business, product or other assets into our company may also be complex and time consuming and, if such businesses, products and assets are not successfully integrated, we may not achieve the anticipated benefits, cost-savings or growth opportunities. Potential difficulties that may be encountered in the integration process include the following:

•	integrating personnel, operations and systems, while maintaining focus on producing and delivering consistent, high quality products;

•	coordinating geographically dispersed organizations;

•	distracting employees from operations;

•	retaining existing customers and attracting new customers; and

•	managing inefficiencies associated with integrating our operations.

Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose us to increased competition or challenges with respect to our products or geographic markets, and expose us to additional liabilities associated with an acquired business, product, technology or other asset or arrangement. Any one of these challenges or risks could impair our ability to realize any benefit from our acquisitions or arrangements after we have expended resources on them.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to produce, market and generate sales of our products;

•	our ability to develop, acquire and/or introduce new products;

•	our projected future sales, profitability and other financial metrics;

•	our future financing plans;

•	our plans for expansion of our facilities;

•	our anticipated needs for working capital;

•	the anticipated trends in our industry;

•	our ability to expand our sales and marketing capability;

•	acquisitions of other companies or assets that we might undertake in the future;

•	our operations in the United States and abroad, and the domestic and foreign regulatory, economic and political conditions; and

•	competition existing today or that will likely arise in the future.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Neither we, nor any underwriter, has authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 6,840,000 shares of common stock that we are offering will be approximately $121.7 million (or approximately $140.0 million if the underwriters exercise in full their option to purchase 1,026,000 additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purpose of this offering is to obtain additional capital to support our operations. We anticipate that we will use the net proceeds of this offering to fund our research and development efforts, acquisitions or investments in additional complementary businesses, products and technologies, including $27 million to fund the initial cash milestone payment payable in connection with our acquisition of Cholbam from Asklepion, and for general corporate purposes, including working capital.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future licensing arrangements and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has been listed on the NASDAQ Global Market since January 10, 2014, under the symbol RTRX. Shares sold in our initial public offering on January 10, 2014, were priced at $8.50 per share. Prior to that date, our common stock was listed on the OTCQB market under the symbol RTRX, where there had been limited trading in our shares since they became eligible for trading on that market during the third quarter of 2008.

On March 18, 2015, the closing price for our common stock as reported on the NASDAQ Global Market was $20.17 per share. The following table sets forth the ranges of high and low sales prices and high and low bid quotations per share of our common stock as reported on the NASDAQ Global Market and OTCQB, respectively, for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	NASDAQ Global Market		OTCQB
	High	Low	High	Low
Fiscal Year 2015
First Quarter*	$20.20	$11.87	—	—
Fiscal Year 2014
First Quarter**	$21.84	$8.50	$8.49	$7.19
Second Quarter	$24.25	$10.17	—	—
Third Quarter	$14.49	$8.85	—	—
Fourth Quarter	$14.36	$7.85	—	—
Fiscal Year 2013
First Quarter	—	—	$5.78	$3.00
Second Quarter	—	—	$9.99	$4.75
Third Quarter	—	—	$7.25	$4.50
Fourth Quarter	—	—	$9.00	$5.25

* Through March 18, 2015.

**Beginning January 10, 2014 for NASDAQ; through January 6, 2014 for OTCQB.

As of December 31, 2014, there were approximately 252 stockholders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. In addition, the terms of our credit agreement with U.S. Bank National Association restrict our ability to pay cash dividends.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock listed on the cover page of this prospectus supplement and the as adjusted pro forma net tangible book value (deficit) per share of our common stock after this offering.

Our net tangible book value (deficit) as of December 31, 2014 was approximately $(132.5) million, or $(5.08) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2014. Dilution in net tangible book value (deficit) per share represents the difference between (i) the amount per share paid by purchasers of shares of common stock in this offering and (ii) the as adjusted pro forma net tangible book value (deficit) per share of our common stock immediately after this offering.

After giving effect to the sale of 6,840,000 shares of our common stock in this offering at the public offering price of $19.00 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2014 would have been approximately $(10.8) million, or $(0.33) per share. This represents an immediate increase in net tangible book value (deficit) of $4.75 per share to existing stockholders and immediate dilution of $19.33 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$19.00

Net tangible book value (deficit) per share as of December 31, 2014	$(5.08)
Increase per share attributable to investors purchasing our common stock in this offering	$4.75

As adjusted pro forma net tangible book value (deficit) per share as of December 31, 2014 after giving effect to this offering		$(0.33)

Dilution per share to investors purchasing our common stock in this offering		$19.33

If the underwriters exercise in full their option to purchase 1,026,000 additional shares of common stock at the public offering price of $19.00 per share, our as adjusted pro forma net tangible book value (deficit) as of December 31, 2014 would have been approximately $0.22 per share, representing an increase in net tangible book value (deficit) of approximately $5.30 per share to existing stockholders and immediate dilution in net tangible book value (deficit) of $18.78 per share to investors purchasing our common stock in this offering at the public offering price.

The above discussion and table are based on 26,048,480 shares outstanding as of December 31, 2014, and exclude:

•	4,892,208 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2014, with a weighted-average exercise price of $10.93 per share;

•	3,421,355 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2014, with a weighted-average exercise price of $6.43 per share;

•	691,668 shares of restricted stock outstanding as of December 31, 2014; and

•	1,058,417 shares of common stock reserved for future issuance under our 2014 Incentive Compensation Plan.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

TO NON-U.S. HOLDERS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum or Medicare contribution tax on net investment income, and does not deal with state, local or non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income taxes. Rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, “foreign governments,” international organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “conversion transaction,” or other risk reduction strategy, persons deemed to sell our common stock under the constructive sale provisions of the Code, partnerships and other pass-through entities, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation). Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion is for general information only and is not tax advice for Non-U.S. Holders under their particular circumstances. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local and non-U.S. tax consequences and any U.S. federal non-income tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is not a U.S. Holder. A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. Also, partnerships, or other entities that are treated as partnerships for U.S. federal income tax purposes (regardless of their place of organization or formation) and entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their place of organization or formation) are not addressed by this discussion and are, therefore, not considered to be Non-U.S. Holders for the purposes of this discussion.

Distributions

Subject to the discussion below regarding backup withholding and foreign accounts, distributions of cash or other property, if any, made on our common stock to a Non-U.S. Holder of our common stock generally will constitute dividends for U.S. tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, W-BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, U.S. Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Withholding tax is generally not imposed on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes that receives effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce your adjusted basis in our common stock as a non-taxable return of capital, but not below zero, and then any excess will be treated as gain and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest because we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale (or such lower rate as may be specified by an applicable income tax treaty), which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a United States real property holding corporation if interests in U.S. real estate constituted (by fair market value) at least half of our total worldwide real property interests plus business assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation; however, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we are treated as a United States real property holding corporation, such treatment will not cause gain realized by a Non-U.S. Holder on a disposition of our common stock to be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. We believe our stock qualifies as regularly traded on an established securities market, but there can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting Requirements and Backup Withholding

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or certain financial middlemen) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder if the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person and the holder either provides a properly executed appropriate IRS Form W-8 or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is considered effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

If backup withholding is applied to you, you should consult with your own tax advisor to determine if you are able to obtain a tax refund or credit with respect to the amount withheld.

Foreign Accounts

A U.S. federal withholding tax of 30% may apply to dividends and the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a Non-U.S. Holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as specifically defined by applicable rules) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

In general, the withholding provisions described above currently apply to payments of dividends and will apply to payments of gross proceeds from a sale or other disposition of common stock on or after January 1, 2017.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS OR UNDER ANY APPLICABLE TAX TREATY.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated March 18, 2015, between us, and Leerink Partners LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Leerink Partners LLC	2,736,000
Deutsche Bank Securities Inc.	2,736,000
Nomura Securities International, Inc.	684,000
JMP Securities LLC	684,000

Total	6,840,000

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,026,000 shares of our common stock from us, at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses

The underwriters have advised us that they initially propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.684 per share of common stock. After the offering, the initial public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$19.00	$129,960,000	$149,454,000
Underwriting discounts and commissions paid by us	$1.14	$7,797,600	$8,967,240
Proceeds to us, before expenses	$17.86	$122,162,400	$140,486,760

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We have agreed to reimburse the underwriters for expenses related to the qualification of our common stock under state securities laws and clearing of this offering with the Financial Industry Regulatory Authority in an amount up to $25,000.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed that, subject to certain exceptions, without the prior written consent of Leerink Partners LLC and Deutsche Bank Securities Inc., we and such executive officers and directors will not, during the period ending 90 days after the date of this prospectus supplement:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

In addition, during such 90-day restricted period, we have agreed not to file a registration statement (other than registration statements on Form S-8) with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. In addition, each of our executive officers and directors have agreed that, without the prior written consent of Leerink Partners LLC and Deutsche Bank Securities Inc., they will not, during the 90-day restricted period, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. The lock up restrictions described above are subject to certain customary exceptions.

There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

NASDAQ Global Market Listing

Our common shares are listed on The NASDAQ Global Market under the symbol “RTRX.”

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may discontinue passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notices to Non-U.S. Investors

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms for the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement and the accompanying prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement and the accompanying prospectus are intended for the original recipient only and must not be provided to any other person. This prospectus supplement and the accompanying prospectus are not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Australia

This offering memorandum is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus supplement and the accompanying prospectus do not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement and the accompanying prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, San Diego, California. The underwriters are being represented by Latham & Watkins LLP, San Diego, California.

EXPERTS

The consolidated financial statements as of December 31, 2014 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Manchester Pharmaceuticals, LLC, as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statement of net revenues and direct expenses of the Thiola product line of Mission Pharmacal Company, for the year ended December 31, 2013, incorporated by reference in this Prospectus has been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Retrophin, Inc. and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years ended December 31, 2013 and 2012, and related footnotes incorporated by reference in this prospectus, have been so included in reliance on the Report of Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We maintain a website at www.retrophin.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits furnished along with such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

•	our Annual Report on Form 10-K and Form 10K/A for the year ended December 31, 2014, filed with the SEC on March 11, 2015 and March 13, 2015;

•

our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on June 10, 2014, August 14, 2014, January 13, 2015, February 9, 2015, February 13, 2015, February 20, 2015, March 3, 2015, March 4, 2015, March 11, 2015 and March 18, 2015; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on January 9, 2014, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Retrophin, Inc.

12255 El Camino Real, Suite 250

San Diego, CA 92130

Attn: Investor Relations

(760) 260-8600

PROSPECTUS

RETROPHIN, INC.

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Offered by Retrophin, Inc.

762,500 Warrants and

up to 762,500 Shares of Common Stock

Offered by the Selling Securityholders

and up to 762,500 Shares of Common Stock

Offered by Retrophin, Inc.

Retrophin, Inc. (“we,” “us,” “our” or the “Company”) may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The total aggregate offering price for these securities will not exceed $125,000,000. These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

In addition, the selling securityholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, may offer and sell up to (i) 762,500 warrants (the “Warrants”) and (ii) up to 762,500 shares of our common stock from time to time under this prospectus and any prospectus supplement (subject to customary weighted-average anti-dilution protection) will be issued to the selling securityholders only if and when they exercise the Warrants. The selling securityholders may offer and sell such Warrants or shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The selling securityholders may dispose of the Warrants or their shares of common stock in a number of different ways and at varying prices. We will not receive any proceeds from the sale of the Warrants or common stock by the selling securityholders. The selling securityholders will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares. Please see “Plan of Distribution” beginning on page 25 in this prospectus for additional information on how the selling securityholders may conduct sales of the Warrants and our common stock. In addition, we may offer and sell up to 762,500 shares of our common stock from time to time under this prospectus and any prospectus supplement (subject to customary weighted-average anti-dilution protection) upon the exercise of Warrants acquired by persons under this prospectus from the selling securityholders identified in this prospectus. We will receive the proceeds from the sale of such common stock.

The principal executive offices of Retrophin, Inc. are located at 12255 El Camino Real, Suite 250, San Diego, CA 92130, and the telephone number is (646) 837-5863.

Our common stock is listed on The NASDAQ Global Market under the symbol “RTRX.” On March 2, 2015, the closing price of our common stock on The NASDAQ Global Market was $14.21 per share. As of that date, the aggregate market value of our outstanding common stock held by our non-affiliates was approximately $147.1 million. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus.

Investing in the securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 13, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, the selling securityholders may from time to time sell up to (i) 762,500 Warrants and (ii) up to 762,500 shares of our common stock, subject to customary weighted-average anti-dilution protection, and we may from time to time sell up to 762,500 shares of our common stock, subject to customary weighted-average anti-dilution protection, upon the exercise of Warrants acquired from the selling securityholders.

This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our securities, you may refer to the registration statement.

You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C. 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website of the SEC referred to above and our website www.retrophin.com (which website is not part of this prospectus). We intend to furnish our stockholders with annual reports containing financial statements audited by our independent registered public accounting firm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed with the SEC. Any information incorporated by reference is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 11, 2015;

•	The portions of our Current Reports on Form 8-K or Form 8-K/A that are deemed “filed” with the SEC under the Exchange Act, filed with the SEC on June 10, 2014, August 14, 2014, January 13, 2015, February 9, 2015, February 13, 2015, February 20, 2015, March 3, 2015, March 4, 2015 and March 11, 2015; and

•	The description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-36257) filed with the SEC on January 9, 2014 and as amended from time to time.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person (including any beneficial owner) to whom this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Retrophin, Inc., 777 Third Avenue, 22nd Floor, New York, NY 10017, (646) 837-5863. In addition, each document incorporated by reference is readily accessible on our website at https://www.retrophin.com/ (which website is not part of this prospectus). The information found on our website is not incorporated by reference in this prospectus as a result of the preceding cross-reference.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context requires otherwise, references in this prospectus to “Retrophin,” “the Company,” “we,” “us” and “our” refer to Retrophin, Inc. and its subsidiaries.

Our Business

Overview

We are a fully integrated biopharmaceutical company with approximately 110 employees headquartered in San Diego, California focused on the development, acquisition and commercialization of therapies for the treatment of serious, catastrophic or rare diseases. We regularly evaluate and, where appropriate, act on opportunities to expand our product pipeline through licenses and acquisitions of products in areas that will serve patients with serious, catastrophic or rare diseases and that we believe offer attractive growth characteristics. During the first quarter of 2014, we completed the acquisition of all of the membership interests of Manchester Pharmaceuticals LLC (“Manchester”), a privately-held specialty pharmaceutical company that focuses on treatments for rare diseases. This acquisition expanded our ability to address the special needs of patients with rare diseases. We generated our first sales in March 2014 and our planned principal operations commenced. On May 29, 2014, we entered into a license agreement with Mission Pharmacal Company (“Mission”), a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola® (tiopronin). As a result of this license we added Thiola® to our product line. In July 2014, we amended the license agreement to secure the Canadian marketing rights to Thiola®. During 2014, we built a specialty commercial team to launch and commercialize these products.

We currently sell the following two products:

•	Chenodal® (chenodial) is approved in the United States for the treatment of patients suffering from gallstones in whom surgery poses an unacceptable health risk due to disease or advanced age. Chenodal® has been the standard of care for CTX patients for more than three decades and we are currently pursuing adding this indication to the label.

•	Thiola® (tiopronin) is approved in the United States for the prevention of cysteine (kidney) stone formation in patients with severe homozygous cystinuria.

We are developing RE-024, a novel small molecule, as a potential treatment for pantothenate kinase-associated neurodegeneration (“PKAN”). Certain European and South American health regulators have approved the initiation of dosing RE-024 in PKAN under a physician initiated studies and we intend to file a U.S. Investigational New Drug (“IND”) Application in fiscal 2015. We are also developing Sparsentan, formerly known as RE-021, a dual acting receptor antagonist of angiotensin and endothelin receptors, for the treatment of focal segmental glomerulosclerosis (“FSGS”). In addition, we are developing RE-034, a synthetic hormone analogue that is composed of the first 24 amino acids of the 39 amino acids contained in Adrenocorticotropic hormone (“ACTH”) for the treatment of Infantile Spasms (“IS”), and Nephrotic Syndrome (“NS”). We also have additional programs in preclinical development. We are currently exploring options relating to the future development of RE-034.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and the risk factors set forth below, before deciding whether to invest in any of our securities, you should consider carefully the risks, uncertainties and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, as the same may be updated, supplemented or superseded from time to time by our future filings under the Exchange Act. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our securities could decline, and you may lose all or part of your investment in our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Warrants Offered by the Selling Securityholders and Shares of Our Common Stock Issuable under the Warrants.

Future sales of our common stock may result in a decrease in the market price of our common stock.

The market price of our common stock could decline due to the issuance and subsequent sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur following the exercise of the Warrants. This could make it more difficult to raise funds through future offerings of common stock or securities convertible into common stock.

As of March 2, 2015, we had approximately 26,866,161 and 26,486,570 shares of our common stock issued and outstanding, respectively. If holders of the Warrants exercise the Warrants, we will issue a number of additional shares of our common stock based on the difference between the average of the closing sale prices per share for the three (3) most recent trading days prior to the day on which such Warrants are exercised and notice is delivered to the Company or its agent, or the Fair Market Value, and the exercise price. The shares of our common stock issued upon exercise of the Warrants and which are included in this registration statement may be resold in the public market following the effectiveness of this registration statement. In addition, certain of the shares of common stock issuable upon exercise of the Warrants may be sold in the public markets at any time, subject to the volume and other limitations of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

The warrants are a risky investment, and may expire as worthless.

The Warrants are exercisable only until the fifth (5th) anniversary of the date of issuance. In the event our common stock price is not greater than the exercise price of the Warrants during the period when the Warrants are exercisable, you will likely not be able to recover the value of your investment in the Warrants. In addition, if our common stock price remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you would lose its entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price during the exercise period of the Warrants. In addition, at your option, upon exercise of the Warrants, you will receive a number of shares of stock calculated based on the Fair Market Value of the common stock. Accordingly, the number of shares and the value of the common stock you would receive upon exercise of the Warrants will depend on the market price of our common stock on the three trading days prior to the day on which you choose to exercise those Warrants.

There is no established trading market for the Warrants and, as a result, you may not be able to sell them at the particular time you select, at the price that it originally paid or at all.

There is no established trading market for the Warrants. Moreover, we do not intend to apply to have the Warrants listed on any securities exchange or included in any automated quotation system. As a result, we cannot assure you that you will be able to sell any Warrants at the particular time you select, at the price that you originally paid or at all. We also cannot assure you as to the liquidity of any market that may develop for the Warrants. Future trading prices and the liquidity of any market for the Warrants, to the extent such a market ever develops, will depend on many factors, including:

•	our financial condition and results of operations;

•	the interest of securities dealers in making a market for the Warrants; and

•	the market for similar securities.

The issuance of shares of our common stock upon the exercise of our issued and outstanding options and warrants may cause immediate dilution to our existing stockholders.

The issuance of shares upon the exercise of our options and warrants may result in dilution to the interests of other stockholders. Furthermore, as we continue to grow our business, we may issue additional options and warrants to acquire shares of our common stock to directors, officers and investors. While the exercise of the rights of holders of our options or warrants will not affect the rights or privileges of existing stockholders, the economic and voting interests of our existing stockholders will be diluted as a result. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such conversions or exercise by the holders of our options or warrants. Conversion of our outstanding options and warrants may also depress the price of our common stock, which may cause investors or lenders to reconsider investing in us and thus adversely affect our financing efforts.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the Warrants, the market price of our common stock will significantly affect the market price of the Warrants. This may result in greater volatility in the market price of the warrants than would be expected for Warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described in our SEC filings incorporated herein by reference, and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the Warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the Warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to our common stock, including rights to dividend payments or payments upon the liquidation, dissolution or winding up of the Company, voting rights or the right to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our common stock underlying, the Warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares of our common stock underlying the Warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers. The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, that may adversely affect the market price of the Warrants or our common stock. Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to such exercise price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements which are not historical reflect our current expectations and projections about the our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting us, including many assumptions regarding future events. Such forward-looking statements include, among other things, statements regarding:

•	our ability to produce, market and generate sales of our products;
•	our ability to develop, acquire and/or introduce new products;
•	our projected future sales, profitability and other financial metrics;
•	our future financing plans;
•	our plans for expansion of our facilities;
•	our anticipated needs for working capital;
•	the anticipated trends in our industry;
•	our ability to expand our sales and marketing capability;
•	acquisitions of other companies or assets that we might undertake in the future;
•	our operations in the United States and abroad, and the domestic and foreign regulatory, economic and political conditions; and
•	competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the our operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus and the documents incorporated herein by reference generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in in this prospectus and the documents incorporated herein by reference will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions in this prospectus and the documents incorporated herein by reference about us include financial projections and future estimates and expectations about our business. The projections, estimates and expectations are presented in this prospectus and the documents incorporated herein by reference only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections. Potential investors should not make an investment decision based solely on the our projections, estimates or expectations.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference securities dividends for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus forms a part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	For the period from March 11, 2011 (inception) through December 31, 2011	Year Ended December 31,
		2012	2013	2014
Ratio of earnings to fixed charges(1)(2)	N/A	N/A	N/A	N/A

(1)

For purposes of computing the ratio of earnings to fixed charges, earnings consist of our net loss before income tax for the period plus fixed charges. We had no capitalized interest during any period. Fixed charges consist of interest expense on debt outstanding and amortization of debt discount. The ratio of earnings to fixed charges was less than one-to-one for each of the periods presented. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

(2)

Earnings were insufficient to cover fixed charges by $3.3 million for the period from March 11, 2011 (inception) through December 31, 2011, $30.3 million in 2012, $34.5 million in 2013 and $113.4 million in 2014.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

•	debt reduction or debt refinancing;
•	investments in or advances to subsidiaries;
•	expanding existing businesses, acquiring businesses or investing in other business opportunities;
•	repurchase of shares of our common stock or other securities;
•	capital expenditures; and
•	general corporate purposes.

Our management will have significant discretion and flexibility in applying the proceeds from the sale of these securities. Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any of the proceeds from the sale of Warrants or our common stock by the selling securityholders.

SELLING SECURITYHOLDERS

The 762,500 Warrants and 762,500 shares of our common stock that we are registering for resale under this prospectus consist of the following:

1.	337,500 Warrants issued to our lenders on June 30, 2014 in connection with our entry into a $45.0 million credit agreement, or Credit Agreement, which matures on June 30, 2018. These Warrants are initially exercisable to purchase up to an aggregate of 337,500 shares of our common stock, subject to weighted-average anti-dilution protection. These Warrants will be exercisable in whole or in part, at an initial exercise price of $12.76 per share, which is subject to customary weighted-average anti-dilution protections. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.
2.	300,000 Warrants issued to our lenders on November 13, 2014 in connection with our entry into Amendment No. 2 to the Credit Agreement which allowed us to be in compliance with certain covenants. These Warrants are initially exercisable to purchase up to an aggregate of 300,000 shares of our common stock, subject to weighted-average anti-dilution protection. These Warrants will be exercisable in whole or in part, at an initial exercise price of $9.96 per share, which is subject to customary weighted-average anti-dilution protections. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.
3.	125,000 Warrants issued to our lenders on January 12, 2015 in connection with our entry into Amendment No. 3 to the Credit Agreement and a commitment for a senior secured incremental term loan under the Credit Agreement in an aggregate principal amount of $30 million. These Warrants are initially exercisable to purchase up to an aggregate of 125,000 shares of our common stock, subject to customary weighted-average anti-dilution protection. These Warrants will be exercisable in whole or in part, at an initial exercise price of $13.25 per share, which is subject to customary weighted-average anti-dilution protections. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

The following table sets forth information regarding beneficial ownership of our common stock and the Warrants by the selling securityholders as of March 2, 2015 and is based on information available to us as of March 2, 2015. Unless otherwise indicated, beneficial ownership is determined in accordance with the rules of the SEC.

Because the Warrants may be exercised on a cashless exercise basis, the number of shares of our common stock issuable upon exercise of the Warrants cannot be determined until the Warrants are exercised. Accordingly, for purposes of this section, we have assumed that the Warrants are exercisable on a cash exercise basis and that one share of common stock will be issued for each Warrant that is exercised. The actual number of shares of our common stock that we will be required to deliver in connection with exercise of the Warrants will equal one share per Warrant exercised minus a number of shares of common stock whose aggregate Fair Market Value is equal to the aggregate exercise price of the Warrants being exercised.

The Warrants and our common stock issuable upon the exercise of the Warrants offered by this prospectus may be offered from time to time by the selling securityholders named below. We have prepared the table and the related notes based on information supplied to us by the selling securityholders. We have not sought to verify such information. Additionally, some or all of the selling securityholders may have sold or transferred some or all of the securities listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling securityholders may change over time, as it is possible that the selling securityholders may acquire or dispose of Warrants or shares of our common stock from time to time after the date of this prospectus. Changes in such information will be set forth in prospectus supplements to the extent required.

Because the selling securityholders may offer all or some portion of the Warrants or the common stock for which the Warrants are exercisable, we cannot estimate the number of Warrants or share of our common stock that may be held by the selling securityholders upon the completion of any sales they may make. Based on the information provided by the selling securityholders and our knowledge, the selling securityholders have not held any position or office, nor have they had any material relationship with us or our predecessors or affiliates within the past three (3) years, except as described herein and in our filings with the SEC.

Selling Securityholder (1)	Warrants Held Prior to Offering	Percentage of Warrants Outstanding	Number of Shares of Common Stock Underlying Warrants Offered Hereby (2)	Percentage of Common Stock Outstanding Represented by Warrant Shares (2)(3)
PCOF 1, LLC (4)	112,500	14.8%	112,500	*
Athyrium Opportunities Fund (A) LP (5)	418,555	54.9%	418,555	1.6%
Athyrium Opportunities Fund (B) LP (5)	231,445	30.4%	231,445	*
Total	762,500	100.0%	762,500	2.9%

(1)	Also includes any sale of the Warrants and the underlying common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders after the effective date of the registration statement of which this prospectus forms a part. The information concerning the selling securityholders may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.

(2)

The number of shares of our common stock indicated assumes exercise of all of the selling securityholders’ Warrants, each for one share of common stock and a cash payment in lieu of the issuance of any fractional share interest. However, the number of shares issuable upon exercise of a warrant is subject to customary weighted-average anti-dilution protections as described under “Description of the Securities We May Offer—Description of the Warrants—Outstanding Warrants.” As a result, the number of shares of common stock issuable upon exercise of the Warrants may increase or decrease in the future.

(3)	Percentages in the last column are based upon approximately 26,486,570 shares of our common stock outstanding as of March 2, 2015. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon exercise of all of that particular selling securityholder’s Warrants. However, we did not treat as outstanding the common stock issuable upon exercise of any selling securityholder’s Warrants.

(4)	Joseph Edelman exercises voting and investment control with respect to Perceptive Advisors LLC, which manages PCOF 1, LLC.

(5)	Jeffrey A. Ferrell, Anthony Tutrone, Samuel Porat, Peter Von Lehe and Brian Talbot, as the voting members of this Selling Securityholder’s investment committee, exercise voting and investment control over the Warrants and the underlying common stock held by such Selling Securityholder. This Selling Securityholder is managed by Athyrium Opportunities Associates LP, which in turn is managed by Athyrium Opportunities Associates GP LLC. The members of Athyrium Opportunities Associates GP LLC are Athyrium Capital Management LLC and NB Alternatives GP Holdings LLC.

*	Denotes ownership of less than 1% of our common stock.

Selling Securityholder	Total Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Shares of Common Stock Offered Hereby (1)	Aggregate Shares of Common Stock Beneficially Owned After Completion of the Offering (2)	Percentage of Outstanding Shares of Common Stock after the Offering (3)
PCOF 1, LLC (4)	112,500	112,500	—	*
Athyrium Opportunities Fund (A) LP (5)	631,550(6)	418,555	212,995	*
Athyrium Opportunities Fund (B) LP (5)	349,192(7)	231,445	117,747	*
Total	1,093,242	762,500	330,742	1.2%

(1)	The number of shares indicated assumes exercise of all of the selling securityholders’ Warrants, each for one share of common stock and a cash payment in lieu of the issuance of any fractional share interest. However, the number of shares of our common stock issuable upon exercise of a Warrant is subject to adjustment as described under “Description of the Warrants—Outstanding Warrants.” As a result, the number of shares of common stock issuable upon exercise of the Warrants may increase or decrease in the future.

(2)	Assumes that all shares of our common stock offered by this prospectus are sold in this offering and that no other transactions with respect to shares of our common stock occur.

(3)	We do not know when or in what amounts the selling securityholders may offer the shares of common stock for sale. The selling securityholders may choose not to sell any of the shares of common stock offered by this prospectus. This table assumes the sale by the selling securityholders of all of the shares of common stock available for resale under this prospectus. Percentages in the last column are based upon approximately 26,486,570 shares of our common stock outstanding as of March 2, 2015.

(4)	Joseph Edelman exercises voting and investment control with respect to Perceptive Advisors LLC, which manages PCOF 1, LLC.

(5)	Jeffrey A. Ferrell, Anthony Tutrone, Samuel Porat, Peter Von Lehe and Brian Talbot, as the voting members of this Selling Securityholder’s investment committee, exercise voting and investment control over the Warrants and the underlying common stock held by such Selling Securityholder. This Selling Securityholder is managed by Athyrium Opportunities Associates LP, which in turn is managed by Athyrium Opportunities Associates GP LLC. The members of Athyrium Opportunities Associates GP LLC are Athyrium Capital Management LLC and NB Alternatives GP Holdings LLC.

(6)	Includes (i) 418,555 shares of our common stock, assuming conversion of the Warrants being registered hereunder, (ii) 28,070 restricted shares of our common stock and (iii) approximately 184,925 shares of our common stock, assuming conversion of $3,220,000 in aggregate principal amount of our 4.50% Senior Convertible Notes due 2019 (the “Notes”) at an initial conversion rate of 57.4300 shares of our common stock per $1,000 principal amount of the Notes, or approximately $17.41 per share of our common stock.

(7)	Includes (i) 231,445 shares of our common stock, assuming conversion of the Warrants being registered hereunder, (ii) 15,522 restricted shares of our common stock and (iii) approximately 102,225 shares of our common stock, assuming conversion of $1,780,000 in aggregate principal amount of the Notes at an initial conversion rate of 57.4300 shares of our common stock per $1,000 principal amount of the Notes, or approximately $17.41 per share of our common stock.

*	Denotes ownership of less than 1% of our common stock.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, senior and subordinated debt securities, and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Common Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law, or DGCL. You should carefully consider the actual provisions of certificate of incorporation and amended and restated bylaws as well as relevant portions of the DGCL.

General

We currently have authorized capital stock of 120,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.0001 per share. As of March 2, 2015, approximately 26,866,161 and 26,486,570 shares of our common stock were issued and outstanding, respectively. As of March 2, 2015, there were 247 holders of record of our common stock.

The holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.

Holders representing fifty percent (50%) of our common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide our common stock with any redemption, conversion or preemptive rights.

Our common stock is listed on The NASDAQ Global Market under the symbol “RTRX.”

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar & Transfer Co. Inc. The transfer agent and registrar’s address is 12528 South 1840 East, Draper, UT 84020, and its telephone number is (801)  571-8844.

Description of Preferred Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, applicable provisions of the DGCL, and the certificate of designations relating to the particular series of preferred stock (which we will file with the SEC in connection with the issuance of that series of preferred stock). You should carefully consider the actual provisions of our certificate of incorporation and amended and restated bylaws as well as relevant portions of the DGCL.

We currently have 20,000,000 shares of authorized capital stock that are designated as preferred stock, par value $0.0001 per share. 1,000 of such shares of preferred stock are designated as Class A Preferred, par value $0.001 per share. Shares of Class A Preferred are not entitled to interest and have certain liquidation preferences and special voting rights. No preferred stock has been issued to date.

Unless required by law or by any stock exchange on which our common stock is listed in the future, our board of directors has the authority, without further action by our stockholders, to issue the authorized but undesignated shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us. See “—Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law” above.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered will, when issued against full payment of their purchase price, be fully paid and non-assessable. If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Descript ion of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment. Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;

•	any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	other terms of the debt securities, including terms, procedures and limitations relating to the exchange and transfer of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities—Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•	direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are guaranteed as full faith and credit obligations of the United States and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or to not rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•	there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•	our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Warrants

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, warrants in one or more series to purchase common stock, preferred stock, or any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

As of March 2, 2015, the following warrants were issued and outstanding:

(i)	The Warrants, which are being registered pursuant to this prospectus, to purchase up to an aggregate of 762,500 shares of common stock, 337,500 of which expire on June 30, 2019, 300,000 of which expire on November 13, 2019 and 125,000 of which expire on January 12, 2020.

(ii)	Warrants to purchase up to an aggregate of 837,965 shares of common stock, subject to customary weighted-average anti-dilution protection, with an exercise price of $3.60 per share, issued to investors in a private placement we closed on February 14, 2013.

(iii)	Warrants to purchase up to an aggregate of 1,945,890 shares of common stock, subject to customary weighted-average anti-dilution protection, with an exercise price of $6.00 per share underlying each such warrant in connection with a private placement we closed on August 15, 2013.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the terms of any mandatory or option call provisions;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Warrants Offered by the Selling Securityholders

In connection with our entry on June 30, 2014 into a $45.0 million Credit Agreement which matures on June 30, 2018, we issued 337,500 Warrants to the lenders thereunder. These Warrants are initially exercisable to purchase up to an aggregate of 337,500 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. These Warrants will be exercisable in whole or in part, at an initial exercise price of $12.76 per share. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

In connection with our entry on November 13, 2014 into Amendment No. 2 to the Credit Agreement, we issued 300,000 Warrants to the lenders thereunder. These Warrants are initially exercisable to purchase up to an aggregate of 300,000 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. These Warrants will be exercisable in whole or in part, at an initial exercise price of $9.96 per share. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

In connection with our entry on January 12, 2015 into Amendment No. 3 to the Credit Agreement and a commitment for a senior secured incremental term loan under the Credit Agreement in an aggregate principal amount of $30 million, we issued 125,000 Warrants to the lenders thereunder. These Warrants are initially exercisable to purchase up to an aggregate of 125,000 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. These Warrants will be exercisable in whole or in part, at an initial exercise price of $13.25 per share. These Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

A copy of the Form of Warrant Certificate with respect to the Warrants is incorporated herein by reference into this registration statement. The description of the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant Certificate attached hereto as Exhibit 4.6.

PLAN OF DISTRIBUTION

We or the selling securityholders may distribute shares of our common stock from time to time in one or more transactions:

•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	on The NASDAQ Global Market or in any other securities market on which shares of common stock are then listed or traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing methods of sale or through any other method permitted by law.

A prospectus supplement or supplements will describe the terms of the offering of our securities, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the shares of common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities offered by this prospectus for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling securityholders may offer the securities covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than shares covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We or the selling securityholders may use underwriters with whom we have, or the selling securityholders have, a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriters.

We or the selling securityholders may sell the securities covered by this prospectus directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions we or the selling securityholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase the securities covered by this prospectus from us or from the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling securityholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling securityholders may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling securityholders in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system (if the securities are listed on an exchange or admitted for trading on an automated quotation system), in the over-the-counter market or otherwise.

We or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, we and the selling securityholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, which provisions may limit any timing of our and any stockholder’s purchases and sales of the shares. We will make copies of this prospectus available to the selling securityholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or the selling securityholders in the ordinary course of our business.

Selling Securityholders

In connection with the sale of the securities offered hereby or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the applicable securities in the course of hedging the positions they assume. The selling securityholders may also sell the securities offered hereby short and deliver such securities to close out its short positions provided it has met its prospectus delivery obligations at the time of the short sale. The selling securityholders may also loan or pledge the securities offered hereby to broker-dealers that in turn may sell such securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered hereby, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also sell the securities offered hereby in privately negotiated transactions, through block trades in which the broker-dealer will attempt to sell such securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, through an exchange distribution in accordance with the rules of the applicable exchange, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, to broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or a combination of any of the foregoing methods described in this paragraph.

The selling securityholders also may resell all or a portion of the securities offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and those sales conform to the requirements of that rule.

From time to time, the selling securityholders may pledge or grant a security interest in some or all of the securities offered hereby that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell some or all of such securities from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) of the Securities Act, or another applicable provision of the Securities Act, which amends the list of stockholders to include the pledgees, transferees or other successors in interest as the selling securityholders under this prospectus.

The selling securityholders also may transfer the securities offered hereby in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the reselling beneficial owners for purposes of this prospectus.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus. Such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities offered hereby covered by this prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon for us by Cooley LLP, San Diego, California. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements as of December 31, 2014 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Manchester Pharmaceuticals, LLC, as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statement of net revenues and direct expenses of the Thiola product line of Mission Pharmacal Company, for the year ended December 31, 2013, incorporated by reference in this Prospectus has been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Retrophin, Inc. and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years ended December 31, 2013 and 2012, and related footnotes incorporated by reference in this prospectus, have been so included in reliance on the Report of Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

6,840,000 Shares

COMMON STOCK

Joint Book-Running Managers

Leerink Partners	Deutsche Bank Securities

Co-Managers

Nomura	JMP Securities